EXHIBIT 99.1
PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: MARK SEMANIE
April 18, 2014	ACTING CHIEF FINANCIAL OFFICER
(301) 430-2508

OLD LINE BANCSHARES, INC. REPORTS $1.8 MILLION IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS, A 42.70% INCREASE, FOR THE FIRST QUARTER ENDED MARCH 31, 2014

BOWIE, MD – Old Line Bancshares, Inc. (NASDAQ: OLBK), the parent company of Old Line Bank, reported net income available to common stockholders increased $549,300 or 42.70% to $1.8 million for the three months ended March 31, 2014, compared to net income of $1.3 million for the three months ended March 31, 2013.  Earnings were $0.17 per basic and diluted common share, respectively, for the three months ended March 31, 2014 and $.19 per basic and diluted common share for the same period in 2013.  The increase in net income is primarily the result of a $2.5 million increase in net interest income, offsetting an increase of $1.9 million in non-interest expense.

1st QUARTER HIGHLIGHTS:

•
Net income of $1.8 million was recorded for the three month period ending March 31, 2014 compared to net income of $1.3 million representing an increase of $549,300 or 42.70% from the period ending March 31, 2013.

•	Total assets at March 31, 2014 increased by $25.7 million from December 31, 2013.

•
The first quarter Return of Average Assets (ROAA) and Return on Average Equity (ROAE) were 0.64% and 5.95%, respectively, compared to ROAA and ROAE of 0.61% and 7.26%, respectively, for the first quarter of 2013.

•	Net loans increased $1.8 million during the three months ended March 31, 2014, to $851.1 million, compared to $849.3 million at December 31, 2013.

•	Total deposits grew by $33.8 million, or 3.47%, since December 31, 2013.

•	The net interest margin was 4.29% compared to 4.36% for the same period in 2013 and 4.64% for the quarter ended December 31, 2013.

•	We ended the 1st quarter of 2014 with a book value of $11.99 per common share and a tangible book value of $10.79 per common share compared to $11.71 and $10.50, respectively, at December 31 2013.

•	Non-performing assets decreased to 1.12% of total assets at March 31, 2014 compared to 1.27% at December 31, 2014.

•	We maintained liquidity and by all regulatory measures remained “well capitalized”.

Total assets increased $25.7 million from December 31, 2013 primarily due to an increase in cash and cash equivalents as a result of deposit growth.  Deposit growth during the three month period was comprised of increases of $5.8 million, or 2.53%, in non-interest bearing deposits and $28.0 million, or 3.76%, in our interest bearing deposits.  The increase in our deposit base is due to our enhanced presence in our primary market and surrounding areas due to our continued efforts by our cash management team and financial services team.  We used some of these funds acquired from increased deposits to reduce our short term borrowings and expect to use the remainder to fund loan originations in the near future.

Total net loans increased $1.8 million during the three month period ended March 31, 2014.  The unusual inclement weather for our area is a key factor for the low level in loan growth compared to recent periods.  The first quarter is historically a soft quarter for loan growth however we are on target with projections.

The increase in net income for the three months ending March 31, 2014 compared to the three months ending March 31, 2013 noted above was primarily the result of a $2.5 million, or 32.01%, increase in net interest income and a $165,000, or 13.41%, increase in non-interest income, partially offset by a $1.9 million increase in non-interest expense.  Net interest income increased as a result of an increase in our average interest earning assets partially offset by a decrease in yield on such assets. In comparison to the fourth quarter 2013 net interest income decreased $1.2 million primarily as a result of a reduction to fair value accretion on our loan portfolio partially offset by a $28,000 reduction in interest paid on interest bearing liabilities due to a decline in fair value interest expense on acquired deposits. The increase in non-interest income of $165,000 was primarily the result of the $107,000 gain on sale of residential mortgage loans sold in the secondary market; Old Line Bank did not sell loans in the secondary market prior to its acquisition of this business as part of its acquisition of WSB Holdings, Inc. “WSB” in May 2013.  The increase in non-interest expense was mainly attributable to increases in salaries and benefits and occupancy and equipment expenses.  Salaries and benefits increased by $1.6 million, or 50.76%, compared to the same period of 2013 primarily as a result of the additional staff due to the WSB acquisition and additions to the commercial lending, marketing director and cash management teams.  Included in salaries and benefits is $550,000 in severance payments.  The severance was associated with merger related staff reductions that eliminated $1.1 million in annual salaries and benefits in the quarter.  In early April further reductions were made that will save an additional $330,000 in annual salaries and benefits for a total reduction of $1.4 million.  The increases in occupancy and equipment expenses are also the result of the WSB acquisition as compared to the same three months last year.  As a result of our final conversion of the core processing systems of the WSB merger on November 1, 2013, which was the last merger-related activity and expense with respect to the WSB acquisition, merger related costs decreased $211,300 compared to the same period in 2013.

 The net interest margin for the three months ended March 31, 2014 decreased 35 basis points from the year ended December 31, 2013 due to a reduction to fair value accretion on our loan portfolio.  The decrease in accretion is the result of the loan sale that occurred in the fourth quarter of 2013.  The average interest rate on total interest-bearing liabilities decreased to 0.51% for the three months ended March 31, 2014 compared to 0.66% for the three months ended March 31, 2013.

Mr. Cornelsen stated: “I am pleased to report strong earnings for the first quarter of 2014 and look forward to the remainder of the year ahead.  We continue to execute our strategic plan of establishing ourselves as a strong leader in the Metro Washington D.C. market. Our continued investment of talent and infrastructure position us to expand our footprint and increase our customer base.  Our asset quality remains strong and profitability is improving with the completion of the integration of WSB allowing us to continue to enhance Old Line Bank’s franchise value as we move forward.”

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 23 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to loan originations in the near future, expected savings from personnel reductions, expanding our footprint and increasing our customer base, improving profitability and enhancement of Old Line Bank’s franchise following our recent merger with WSB constitute “forward-looking statements” as defined by Federal securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates”, “plans” or similar terminology.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, deterioration in economic conditions or a slowdown in the recovery in our target markets or nationally, sustained high levels of or increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Balance Sheets

	March 31, 2014	December 31, 2013 (1)	September 30, 2013	June 30, 2013	March 31, 2013
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$54,197,169	$28,316,351	$49,957,119	$50,689,336	$37,651,112
Interest bearing accounts	30,383	30,375	30,364	30,352	30,291
Federal funds sold	178,806	711,574	1,005,491	3,017,257	331,153
Total cash and cash equivalents	54,406,358	29,058,300	50,992,974	53,736,945	38,012,556
Investment securities available for sale	172,094,347	172,169,776	181,527,632	184,190,791	154,081,188
Loans held for sale	1,646,330	2,014,711	22,584,750	4,764,595	-
Loans held for invesment, less allowance for loan losses	849,429,721	847,248,590	805,890,567	787,172,298	611,850,594
Equity securities at cost	4,304,197	5,669,807	5,850,652	3,709,490	3,174,220
Premises and equipment	34,661,659	35,215,868	35,520,366	35,313,769	24,912,937
Accrued interest receivable	3,131,042	3,432,924	3,256,311	3,623,274	2,511,753
Deferred income taxes	20,639,961	21,868,076	21,451,728	23,111,238	8,015,351
Bank owned life insurance	30,787,554	30,577,187	30,357,357	30,135,483	16,977,347
Other real estate owned	4,593,154	4,311,342	5,909,260	5,396,654	2,726,910
Goodwill	7,793,665	7,793,665	7,793,665	6,847,424	633,790
Core deposit intangible	5,058,951	5,287,501	5,518,619	5,749,737	3,513,889
Other assets	4,390,527	2,575,377	3,059,574	3,332,944	2,575,612
Total assets	$1,192,937,466	$1,167,223,124	$1,179,713,455	$1,147,084,642	$868,986,147

Deposits
Non-interest bearing	$234,512,077	$228,733,624	$223,503,418	$213,570,493	$188,172,189
Interest bearing	773,640,266	745,625,862	761,869,410	781,968,601	560,330,114
Total deposits	1,008,152,343	974,359,486	985,372,828	995,539,094	748,502,303
Short term borrowings	38,193,867	49,530,125	56,204,082	28,818,101	31,510,107
Long term borrowings	6,071,856	6,093,074	6,118,744	6,142,962	6,166,788
Accrued interest payable	241,981	264,807	250,164	259,847	279,907
Accrued pension	4,996,120	4,921,241	4,844,855	4,768,470	4,690,584
Other liabilities	5,733,491	5,505,073	3,791,019	3,825,204	2,749,707
Total liabilities	1,063,389,658	1,040,673,806	1,056,581,692	1,039,353,678	793,899,396

Stockholders' equity
Common stock	107,854	107,772	107,612	98,202	68,538
Additional paid-in capital	104,748,891	104,622,171	104,408,960	92,145,572	53,875,593
Retained earnings	26,283,617	24,879,275	20,882,086	19,066,586	19,543,682
Accumulated other comprehensive income (loss)	(1,871,087)	(3,359,823)	(2,628,710)	(3,946,354)	1,220,486
Total Old Line Bancshares, Inc. stockholders' equity	129,269,275	126,249,395	122,769,948	107,364,006	74,708,299
Non-controlling interest	278,533	299,923	361,815	366,958	378,452
Total stockholders' equity	129,547,808	126,549,318	123,131,763	107,730,964	75,086,751
Total liabilities and stockholders' equity	$1,192,937,466	$1,167,223,124	$1,179,713,455	$1,147,084,642	$868,986,147
Shares of basic common stock outstanding	10,785,370	10,777,112	10,761,112	9,820,217	6,853,814

(1) Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Statements of Income

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,
	2014	2013 (1)	2013	2013	2013
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$10,333,973	$11,519,191	$11,527,459	$9,327,905	$7,831,823
Investment securities and other	1,037,897	1,060,493	1,031,015	979,699	985,253
Total interest income	11,371,870	12,579,684	12,558,474	10,307,604	8,817,076
Interest expense
Deposits	894,303	923,039	970,911	964,955	857,139
Borrowed funds	118,276	122,522	111,728	139,472	112,487
Total interest expense	1,012,579	1,045,561	1,082,639	1,104,427	969,626
Net interest income	10,359,291	11,534,123	11,475,835	9,203,177	7,847,450
Provision for loan losses	269,769	514,190	590,000	200,000	200,000
Net interest income after provision for loan losses	10,089,522	11,019,933	10,885,835	9,003,177	7,647,450
Non-interest income
Service charges on deposit accounts	451,596	472,945	466,571	367,674	300,741
Gain on sales or calls of investment securities	-	-	-	9,659	631,429
Gain on sale of stock	96,993	-	-	-	-
Earnings on bank owned life insurance	243,607	252,265	253,894	200,641	133,228
Losses on disposal of assets	-	-	-	(19,078)	(85,561)
Gain on sale of loans	106,720	3,601,972	236,167	51,890	-
Other fees and commissions	493,209	852,470	594,324	301,268	247,683
Total non-interest income	1,392,125	5,179,652	1,550,956	912,054	1,227,520
Non-interest expense
Salaries & employee benefits	4,873,634	4,668,944	4,684,407	4,031,892	3,232,677
Occupancy & Equipment	1,586,777	1,513,265	1,556,221	1,214,947	1,068,867
Data processing	307,160	393,863	459,973	329,878	239,057
Merger and integration	29,167	349,028	143,082	2,786,350	240,485
Core deposit amortization	228,550	231,119	231,118	198,875	177,582
(Gains)losses on sales other real estate owned	(203,068)	(210,665)	11,072	(145,795)	200,454
OREO expense	83,066	210,122	159,234	154,908	314,165
Other operating	2,071,256	2,284,281	2,017,902	1,723,373	1,606,608
Total non-interest expense	8,976,542	9,439,957	9,263,009	10,294,428	7,079,895

Income (loss) before income taxes	2,505,105	6,759,628	3,173,782	(379,197)	1,795,075
Income tax (benefit) expense	690,737	2,393,268	970,510	(283,417)	521,722
Net income (loss)	1,814,368	4,366,360	2,203,272	(95,780)	1,273,353
Less: Net (loss) attributable to the noncontrolling interest	(21,389)	(61,892)	(5,142)	(11,495)	(13,095)
Net income (loss) available to common stockholders	$1,835,757	$4,428,252	$2,208,414	$(84,285)	$1,286,448
Earnings (loss) per basic share	$0.17	$0.41	$0.22	$(0.01)	$0.19
Earnings (loss) per diluted share	$0.17	$0.41	$0.22	$(0.01)	$0.19
Dividend per common share	$0.04	$0.04	$0.04	$0.04	$0.04
Average number of basic shares	10,780,141	10,768,104	10,004,138	8,505,016	6,848,505
Average number of dilutive shares	10,891,654	10,891,654	10,117,380	8,609,164	6,950,749

(1) Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Average Balances, Interest and Yields

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Assets:
Int. Bearing Deposits	$1,352,504	0.12%	$2,903,193	0.11%	$2,997,163	0.09%	$6,978,382	0.11%	$1,870,920	0.15%
Investment Securities	174,564,325	3.06%	188,455,728	2.82%	193,421,563	2.70%	180,559,860	2.81%	168,672,425	3.06%
Loans	851,079,999	5.00%	837,359,182	5.54%	817,877,455	5.67%	721,222,893	5.28%	605,701,991	5.35%
Allowance for Loan Losses	(5,001,250)		(4,609,398)		(4,353,910)		(4,164,025)		(4,058,816)
Total Loans Net of allowance	846,078,749	5.03%	832,749,784	5.57%	813,523,545	5.71%	717,058,868	5.31%	601,643,175	5.39%
Total interest-earning assets	1,021,995,578	4.69%	1,024,108,705	5.05%	1,009,942,271	5.11%	904,597,110	4.77%	772,186,520	4.87%
Noninterest bearing cash	36,258,104		38,364,347		40,562,522		45,762,911		25,465,996
Other Assets	110,237,569		111,316,325		113,104,275		85,200,150		62,206,398
Total Assets	$1,168,491,251		$1,173,789,377		$1,163,609,068		$1,035,560,171		$859,858,914

Liabilities and Stockholders' Equity

Interest-bearing Deposits	$751,439,481	0.48%	$754,128,604	0.49%	$770,907,260	0.50%	$686,544,106	0.56%	$552,649,682	0.63%
Borrowed Funds	51,661,794	0.93%	53,222,290	0.91%	41,022,029	1.08%	41,494,215	1.35%	40,335,859	1.13%
Total interest-bearing liabilities	803,101,275	0.51%	807,350,894	0.51%	811,929,289	0.53%	728,038,321	0.61%	592,985,541	0.66%
Noninterest bearing deposits	229,229,562		228,810,018		226,431,720		205,050,472		187,697,564
	1,032,330,837		1,036,160,912		1,038,361,009		933,088,793		780,683,105

Other Liabilities	10,813,815		8,360,917		7,569,553		6,624,502		6,909,547
Noncontrolling Interest	285,355		300,800		363,349		369,671		387,467
Stockholder's Equity	125,061,244		128,966,748		117,315,157		95,477,205		71,878,795
Total Liabilities and Stockholder's Equity	$1,168,491,251		$1,173,789,377		$1,163,609,068		$1,035,560,171		$859,858,914

Net interest spread		4.18%		4.54%		4.58%		4.16%		4.21%
Net interest income and Net interest margin(1)	$10,809,169	4.29%	$11,986,354	4.64%	$11,933,938	4.69%	$9,657,000	4.28%	$8,299,213	4.36%

(1)
Interest revenue is presented on a fully taxable equivalent (FTE) basis.  The FTE basis adjusts for the tax favored status of these types of assets.  Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations.  See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments positively impacted the yield on loans and increased the net interest margin in each of these three month periods as follows:

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin
Commercial loans (1)	$7,468	0.00%	$102	0.00%	$14,763	0.01%	$38,933	0.02%	$209,144	0.11%
Mortgage loans (1)	287,526	0.11	1,322,480	0.51	1,221,653	0.48	173,261	0.07	(4,500)	(0.00)
Consumer loans	4,635	0.00	7,821	0.00	6,032	0.00	2,876	0.00	2,371	0.00
Interest bearing deposits	129,327	0.05	164,527	0.06	178,556	0.07	85,046	0.05	33,461	0.02
Total Fair Value Accretion	$428,956	0.16%	$1,494,930	0.57%	$1,421,004	0.56%	$300,116	0.14%	$240,476	0.13%

(1) Reclassification of a single loan from mortgage loans to commercial loans during the period caused the negative amortization in mortgage loans during the first quarter of 2013, The impact of this reclassification was immaterial in prior periods.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
GAAP net interest income	$10,359,291	4.11%	$11,534,123	4.46%	$11,475,835	4.51%	$9,203,177	4.08%	$7,847,450	4.12%
Tax equivalent adjustment
Federal funds sold	-	-	-	-	-	-	1	0.00	2	0.00
Investment securities	281,377	0.11	282,137	0.11	286,755	0.11	285,049	0.13	287,612	0.15
Loans	168,501	0.07	170,094	0.07	171,348	0.07	168,773	0.07	164,149	0.09
Total tax equivalent adjustment	449,878	0.18	452,231	0.18	458,103	0.18	453,823	0.20	451,763	0.24
Tax equivalent interest yield	$10,809,169	4.29%	$11,986,354	4.64%	$11,933,938	4.69%	$9,657,000	4.28%	$8,299,213	4.36%

Old Line Bancshares, Inc. & Subsidiaries
Selected Loan Information
(Dollars in thousands)
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Acquired Loans(1)
Non-accrual(2)	$861	$663	$-	$-	$4,064
Accruing 30-89 days past due	2,977	3,198	2,985	6,965	802
Accruing 90 or more days past due(4)	477	-	2,434	15,251	-

Legacy Loans(3)
Non-accrual	$7,202	$8,156	$1,870	$1,889	$1,388
Accruing 30-89 days past due	1,601	1,574	2,292	2,607	2,077
Accruing 90 or more days past due	218	2	1,951	-	-

Allowance for loan losses as % of held for investment loans	0.57%	0.58%	0.55%	0.54%	0.66%
Allowance for loan losses as % of legacy loans	0.76%	0.78%	0.77%	0.83%	0.84%
Total non-performing loans as a % of held for investment loans	1.56%	1.73%	0.77%	2.18%	0.89%
Total non-performing assets as a % of total assets	1.12%	1.27%	1.03%	1.96%	0.94%
(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T and on May 10, 2013 from WSB. We originally recorded these loans at fair value upon acquisition.
(2)
These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.  At acquisition, we recorded these loans at fair value.  Until the December 31, 2013 quarter, we recognized interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.  In the fourth quarter of 2013, we are no longer recording interest on these loans that were not purchased as credit impaired.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011 and May 10, 2013.
(4)	Previously reported non-accrual loans have been reclassified due to the accretion of income and are reported on a past due basis.